Exhibit 99.1

      IMS Health Reports $0.34 Earnings Per Share and $0.26 Adjusted EPS,
                     Up 30 Percent, For 2004 First Quarter

     FAIRFIELD, Conn.--(BUSINESS WIRE)--April 20, 2004--

              First-Quarter 2004 Revenue Rises 15 Percent Reported,
                            8 Percent Constant Dollar

     IMS Health (NYSE: RX), the world's leading provider of information solutions to the pharmaceutical and healthcare industries, today reported first-quarter 2004 results. "IMS's performance for the quarter was very strong, maintaining the momentum we created last year," said David Thomas, IMS chairman and chief executive officer. "Our results demonstrate that we are executing well in a challenging environment for our customers around the world. The information and services needs of our clients are expanding, and we have organized our business, our strategy and our operations around that demand. We remain confident that we are moving the business in the right direction and creating new opportunities for growth."

     First-Quarter 2004 Results

     Revenue for the 2004 first quarter totaled $361.6 million, up 15 percent on a reported basis over the first quarter of 2003. When calculated on a constant-dollar basis, which eliminates the impact of year-over-year foreign exchange fluctuations, quarterly revenue grew 8 percent from the first quarter of 2003. Operating income was $96.2 million, compared with $41.2 million on an SEC-reported basis and $78.4 million on an adjusted basis in the year-earlier quarter.
     Net income for the quarter totaled $81.1 million on an SEC-reported basis and $61.4 million on an adjusted basis. This compares with net income of $444.7 million on an SEC-reported basis and $51.6 million on an adjusted basis in the 2003 first quarter, a 19 percent increase on an adjusted basis. SEC-reported earnings per share on a diluted basis was $0.34, compared with $1.71 in the year-earlier quarter. Adjusted earnings per share on a diluted basis of $0.26 in the 2004 first quarter increased 30 percent over $0.20 reported in the 2003 first quarter.
     Adjusted results for the first quarter of 2004 exclude certain pre-tax income items totaling approximately $11.7 million, as well as certain net tax benefits of approximately $7.9 million. Adjusted results for the first quarter of 2003 exclude a one-time net gain of $495.1 million resulting from the divestiture of IMS's equity interest in Cognizant Technology Solutions via a split-off, as well as certain pre-tax charges totaling approximately $44.6 million, consisting primarily of severance, impairment and other charges. Adjusted first-quarter 2003 results also exclude a $14.8 million after-tax impairment charge taken on IMS's equity investment in The TriZetto Group (Nasdaq: TZIX) and $42.5 million of tax provision, related to a number of items, including a Dun & Bradstreet legacy tax transaction and subsequent related transactions. See Tables 3 and 4 for a reconciliation between SEC and adjusted results for the quarters ended March 31, 2004 and 2003, respectively.

     Share Repurchase Program

     During the first quarter of 2004, IMS purchased approximately 5.5 million shares of company stock at a total cost of $138.9 million and has 10.1 million shares remaining in its share repurchase authorization.
     There were approximately 235.0 million shares outstanding as of March 31, 2004.

     Consolidated Balance Sheet Highlights

     IMS's cash, cash equivalents and short-term marketable securities as of March 31, 2004 totaled $392.6 million, compared with $384.5 million on December 31, 2003. Total debt as of March 31, 2004 was $672.2 million, up from $562.0 million at the end of 2003. See Table 5 for selected consolidated balance sheet items.

     Analyst Conference Call, Presentation Slides

     Executive management will review the company's performance during a conference call with analysts at 8:30 a.m. Eastern Time on Wednesday, April 21, 2004. Details for accessing the call can be found on the IMS website - www.imshealth.com. Prior to the call, a copy of this press release and any other financial and statistical information presented during the analyst conference call will be made available in the "Investors" area of IMS's website.

     About IMS

     Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.4 billion in 2003 revenue and 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

     This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and the ability to implement cost-containment measures, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                      Three Months Ended March 31
               (unaudited, in millions except per share)

                                               2004     2003    % Fav
                                                SEC      SEC   (Unfav)
                                              ------------------------
Revenue
   Sales Force Effectiveness                  $167.1   $152.4     10%
   Portfolio Optimization                      113.1    100.5     13
   Brand, Launch and Other                      48.8     39.6     23
   Consulting and Services                      32.6     21.5     52
                                              -------  -------
   Total                                       361.6    313.9     15

Operating Expenses (b)
   Operating Costs                            (149.6)  (137.3)    (9)
   Selling and Administrative                  (94.1)   (81.5)   (15)
   Depreciation and Amortization               (21.7)   (16.8)   (29)
   Severance, Impairment & other charges (i)     0.0    (37.2)    NM
                                              -------  -------
   Total                                      (265.3)  (272.8)     3

Operating Income                                96.2     41.2    134

Interest expense, net                           (3.3)    (2.8)
Gains (losses) from investments, net (e)         6.5     (0.9)
Loss on issuance of investees' stock, net (f)    0.0     (0.3)
Other income (expense), net (g)                  2.8    (10.8)
                                              -------  -------
Pretax Income                                  102.2     26.4    287

Provision for Income Taxes (h)                 (20.1)   (64.3)
TriZetto Equity Loss, net (c)                   (1.0)    (0.3)
TriZetto impairment charge, net (j)              0.0    (14.8)
                                              -------  -------
Net Income (loss) from continuing operations    81.1    (53.2)    NM

Income from discontinued operations - CTS (d)    0.0      2.8
Gain on discontinued operations - CTS (k)        0.0    495.1
                                              -------  -------
Net Income                                     $81.1   $444.7    (82)

Diluted EPS:
      Income from continuing operations         0.34    (0.20)
      Income from discontinued operations -
       CTS (d)                                  0.00     0.01
      Gain on discontinued operations -
       CTS (k)                                  0.00     1.90
                                              ------   -------
      Total Diluted EPS                        $0.34    $1.71    (80)%

Shares Outstanding:
   Weighted Average Diluted                    240.4    260.0      8%
   End-of-Period Actual                        235.0    244.6      4

     The accompanying notes are an integral part of these financial tables.


                                Table 2
                              IMS Health
                     Adjusted Income Statement (a)
                      Three Months Ended March 31
               (unaudited, in millions except per share)


                                    2004     2003    % Fav  Constant $
                                  Adjusted  Adjusted (Unfav)  Growth
                                  ------------------------------------
Revenue
   Sales Force Effectiveness        $167.1   $152.4     10%        3%
   Portfolio Optimization            113.1    100.5     13         5
   Brand, Launch and Other            48.8     39.6     23        13
   Consulting and Services            32.6     21.5     52        44
                                  ---------  -------
   Total                             361.6    313.9     15         8

Operating Expenses (b)
   Operating Costs                  (149.6)  (137.3)    (9)
   Selling and Administrative        (94.1)   (81.5)   (15)
   Depreciation and
    Amortization                     (21.7)   (16.8)   (29)
                                  ---------  -------
   Total                            (265.3)  (235.5)   (13)

Operating Income                      96.2     78.4     23        16

Interest expense, net                 (3.3)    (2.8)   (19)
Other expense, net (g)                (2.5)    (4.6)    46
                                  ---------  -------
Pretax Income                         90.4     71.0     27

Provision for Income Taxes (h)       (28.0)   (21.9)   (28)
TriZetto Equity Loss, net (c)         (1.0)    (0.3)  (190)
                                  ---------  -------
Net Income from continuing
 operations                           61.4     48.8     26%

Income from discontinued
 operations - CTS (d)                  0.0      2.8   (100)
                                  ---------  -------
Net Income                           $61.4    $51.6     19%

Diluted EPS:
      Income from continuing
       operations                     0.26     0.19     37
      Income from discontinued
       operations - CTS (d)           0.00     0.01   (100)
                                  ---------  -------
      Total Diluted EPS              $0.26    $0.20     30%

Shares Outstanding:
   Weighted Average Diluted          240.4    260.0      8%
   End-of-Period Actual              235.0    244.6      4

     The accompanying notes are an integral part of these financial tables.


                                Table 3
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended March 31, 2004
               (unaudited, in millions except per share)

                                                             Adjusted
                                        SEC Q1   Adjustments    Q1
                                     -------------------------------
Revenue
   Sales Force Effectiveness            $167.1        $0.0   $167.1
   Portfolio Optimization                113.1         0.0    113.1
   Brand, Launch and Other                48.8         0.0     48.8
   Consulting and Services                32.6         0.0     32.6
                                        ------        ----   ------
   Total                                 361.6         0.0    361.6

Operating Expenses (b)
   Operating Costs                      (149.6)        0.0   (149.6)
   Selling and Administrative            (94.1)        0.0    (94.1)
   Depreciation and Amortization         (21.7)        0.0    (21.7)
                                        -------       ----   -------
   Total                                (265.3)        0.0   (265.3)

Operating Income                          96.2         0.0     96.2

Interest expense, net                     (3.3)        0.0     (3.3)
Gains from investments, net (e)            6.5        (6.5)     0.0
Loss on issuance of investees' stock,
 net (f)                                   0.0         0.0      0.0
Other income (expense), net (g)            2.8        (5.3)    (2.5)
                                        -------      ------  -------
Pretax Income                            102.2       (11.7)    90.4

Provision for Income Taxes (h)           (20.1)       (7.9)   (28.0)
TriZetto Equity Loss, net (c)             (1.0)        0.0     (1.0)
                                        -------      ------  -------
Net Income                               $81.1       (19.6)   $61.4

Diluted EPS                              $0.34       (0.08)   $0.26

Shares Outstanding:
   Weighted Average Diluted              240.4         0.0    240.4
   End-of-Period Actual                  235.0         0.0    235.0

     The accompanying notes are an integral part of these financial tables.


                                Table 4
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended March 31, 2003
               (unaudited, in millions except per share)

                                                              Adjusted
                                         SEC Q1   Adjustments    Q1
                                        ------------------------------
Revenue
   Sales Force Effectiveness             $152.4        $0.0    $152.4
   Portfolio Optimization                 100.5         0.0     100.5
   Brand, Launch and Other                 39.6         0.0      39.6
   Consulting and Services                 21.5         0.0      21.5
                                        -------        ----    ------
   Total                                  313.9         0.0     313.9

Operating Expenses (b)
   Operating Costs                       (137.3)        0.0    (137.3)
   Selling and Administrative             (81.5)        0.0     (81.5)
   Depreciation and Amortization          (16.8)        0.0     (16.8)
   Severance, Impairment & other
    charges (i)                           (37.2)       37.2       0.0
                                        --------       ----    -------
   Total                                 (272.8)       37.2    (235.5)

Operating Income                           41.2        37.2      78.4

Interest expense, net                      (2.8)        0.0      (2.8)
Gains (losses) from investments, net (e)   (0.9)        0.9       0.0
Loss on issuance of investees' stock,
 net (f)                                   (0.3)        0.3       0.0
Other expense, net (g)                    (10.8)        6.2      (4.6)
                                         -------       ----      -----
Pretax Income                              26.4        44.6      71.0

Provision for Income Taxes (h)            (64.3)       42.5     (21.9)
TriZetto Equity Loss, net (c)              (0.3)        0.0      (0.3)
TriZetto impairment charge, net (j)       (14.8)       14.8       0.0
                                         -------       ----       ----
Net Income (loss) from continuing
 operations                               (53.2)      102.0      48.8

Income from discontinued operations -
 CTS (d)                                    2.8         0.0       2.8
Gain on discontinued operations -
 CTS (k)                                  495.1      (495.1)      0.0
                                        --------     -------    ------
Net Income                               $444.7      (393.1)    $51.6

Diluted EPS:
      Income from continuing operations   (0.20)       0.39      0.19
      Income from discontinued
       operations - CTS (d)                0.01        0.00      0.01
      Gain on discontinued operations -
       CTS (k)                             1.90       (1.90)     0.00
                                        --------      ------    ------
      Total Diluted EPS                   $1.71       (1.51)    $0.20
Shares Outstanding:
   Weighted Average Diluted               260.0         0.0     260.0
   End-of-Period Actual                   244.6         0.0     244.6

     The accompanying notes are an integral part of these financial tables.


                                Table 5
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                        March 31, 2004   Dec. 31, 2003
                                        ---------------  -------------


Cash and cash equivalents                     $352.4          $344.4

Short-term marketable securities                40.2            40.1

Accounts receivable, net                       290.3           271.3

Short-term debt                                319.0           409.9

Long-term debt                                 353.2           152.1

     The accompanying notes are an integral part of these financial tables.

     IMS Health

     NOTES TO FINANCIAL TABLES

     (a) "SEC Income Statement" (Table 1) differs from the "Adjusted Income Statement" (Table 2) by amounts that are detailed on Tables 3 and 4. Adjusted results generally exclude from corresponding U.S. GAAP measures items that are not related to the core business of IMS (such as gains/losses on non-core transactions, gains/losses on issuance of investees' stock, a tax provision related to D&B legacy and related subsequent tax transactions, etc.) and from time to time also have excluded items that are related to the core business of IMS but that management does not expect to be relevant to the business going forward (such as special restructuring, severance, impairment and other charges), together with the tax effect of these items. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurances that such charges will not be recorded in the future. Management uses these adjusted results to evaluate its financial results for business decision-making, to develop budgets and to manage expenditures with respect to its core business. Management believes that the adjusted results are useful to investors as a supplement to historical U.S. GAAP information because they facilitate comparisons across periods, more clearly indicate trends and add insight into the Company's performance by focusing on the results generated by the Company's core operations. However, the fact that an item has been excluded from adjusted results does not mean that similar items will not be recorded in the future. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Adjusted results should not be regarded as a replacement for corresponding U.S. GAAP measures, which provide more comprehensive information about the financial results of IMS. Investors are urged to review the detailed reconciliations of the adjusted measures to the comparable U.S. GAAP results.

     (b) Operating expenses in 2003 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2004 presentation.

     (c) TriZetto Equity Loss in the first quarter of 2004 is based on an estimate of TriZetto's results and includes IMS's share of TriZetto results as well as purchase accounting amortization expenses.

     (d) IMS divested its equity interest in CTS on February 6, 2003 via a split-off transaction. Income from discontinued operations includes IMS's share of CTS income on an after-tax basis for the portion of the first quarter of 2003 prior to the split-off. Previously CTS had been consolidated into the IMS Health financial statements.

     (e) Gains from investments, net were $6.5 million in the first quarter of 2004, relating primarily to an $8.6 million gain from the sale of a security, partially offset by $2.2 million of writedowns and fees for the Enterprise investments. This is compared with a loss of $0.9 million in the first quarter of 2003. These gains and losses are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

     (f) Loss on issuance of investees' stock, net was zero in the first quarter of 2004 compared with a loss of $0.3 million in the first quarter of 2003. These SAB 51 losses relate to the exercise of stock options by TriZetto employees and TriZetto share repurchases. They are excluded from adjusted results because they are not related to IMS's core business operations.

     (g) Other expense, net includes $0.4 million of expenses for legal fees in the first quarter of both 2004 and 2003, related to the IRI litigation. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, other expense, net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of ($5.7) million in the first quarter of 2004 and $5.8 million in the first quarter of 2003. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged.

     (h) The tax provision for the first quarter of 2004 includes a tax provision of $4.1 million related to the items described in notes (e),
          (f) and (g). The tax provision for the first quarter of 2003 includes a tax benefit of $2.6 million for the items described in notes (e),
          (f) and (g), and a tax benefit of $13.2 million for the item in note
          (i). These tax provisions and benefits are excluded from adjusted results because the related charges are excluded from adjusted results. In addition, the first-quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. Adjusted results include a phasing adjustment to defer $12.1 million of this benefit to recognize it ratably throughout 2004. This phasing adjustment allows the full-year effective rate to be applied in each quarter to adjusted pretax results. Similarly, the tax provision for the first quarter of 2003 includes a $13.9 million tax benefit; adjusted results include a phasing adjustment to defer $11.3 million of this benefit to recognize it ratably throughout 2003. The tax provision for the first quarter of 2003 also includes an accrual of $69.6 million related to a D&B legacy tax and subsequent related transactions. This tax provision is excluded from adjusted results because it relates to legacy tax and subsequent related transactions and is not related to IMS's core business operations.

     (i) IMS incurred $37.2 million of expense in the first quarter of 2003 for severance, impairment and other charges, including severance for approximately 80 employees, contract cancellations and impairments, idle real estate facilities and software writedowns. These amounts are excluded from adjusted results because management does not expect them to be relevant to the business going forward. Severance, impairment and other charges were recorded in 2000, 2001 and 2003, and there can be no assurances that such charges will not be recorded in the future.

     (j) The TriZetto Impairment Charge, net recorded in the first quarter of 2003 reduced the book value per share of IMS's investment in TriZetto shares ($6.14 per share) down to the March 31, 2003 market value per share ($4.13). This charge is excluded from adjusted results because it relates to a non-strategic investment and is not related to IMS's core business operations.

     (k) The split-off of CTS described in note (d) generated a net gain of $495.1 million in the first quarter of 2003. This gain is calculated as the proceeds from the split-off less the book value of IMS's investment in CTS and transaction costs. No tax provision is provided as the split-off is expected to be a tax-free transaction. This gain is excluded from adjusted results as it relates to the divestiture of the business and is not related to IMS's ongoing core business operations.

     Amounts presented in the financial tables may not add due to rounding.

     These financial tables should be read in conjunction with IMS Health's filings previously made or to be made with the Securities and Exchange Commission.

     CONTACT: IMS Health, Fairfield
              (Communications)
              Michael Gury, 203/319-4730
              or (Investor Relations)
              Darcie Peck, 203/319-4766